Exhibit  99.1

Acushnet Holdings Corp. Announces
Second Quarter and Year-to-Date 2017 Financial Results,

Declares Quarterly Cash Dividend

Second Quarter and Year-to-Date 2017 Financial Results

•	Second quarter net sales of $428.0 million, down 7.6% year over year, or down 6.6% in constant currency
•	Year-to-date net sales of $861.6 million, down 4.6% year over year, or down 3.8% in constant currency
•	Second quarter net income attributable to Acushnet Holdings Corp. of $33.0 million, up $5.9 million year over year
•	Year-to-date net income attributable to Acushnet Holdings Corp. of $71.1 million, up $20.4 million year over year
•	Second quarter Adjusted EBITDA of $71.8 million, down 13.5% year over year
•	Year-to-date Adjusted EBITDA of $150.3 million, down 7.4% year over year

Quarterly Cash Dividend

•	Declares quarterly cash dividend of $0.12 per share; $8.9 million on an aggregate quarterly basis

FAIRHAVEN, MA – August 11, 2017 –  Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet"), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and six months ended June 30, 2017.

Wally Uihlein, Acushnet President and CEO, said, "We are encouraged by what we continue to view as improving structural stability of the golf industry and believe that the broad rationalization is a positive for the commerce of golf.  Near term, the industry is experiencing the effects of the US retail correction as well as the impact of unfavorable weather on rounds played, but we believe that the longer term forecast remains bright.  The dedicated golfer has been Acushnet’s primary focus and our proven strategy to address their needs is the key to our ongoing success.  We remain optimistic about the future and our ability to strengthen our market positions over time."

David Maher, Acushnet COO, said, "The U.S. retail channel correction and the impact of weather on rounds and fittings have been near term realities affecting the golf industry and our business.  Acushnet associates are executing well while navigating these headwinds.  The growing strength of the ProV1 franchise, Titleist gear and the success of the FootJoy Pro/SL golf shoes are great examples of how we continue to fortify our positions on multiple fronts as we work closely with our trade partners to deliver value added products to dedicated golfers.  We are excited about our upcoming new product introductions and we are looking forward to building upon our brand momentum in the back half of the year."

Summary of Second Quarter 2017 Financial Results

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in millions)
Net sales	$428.0	$463.3	$(35.3)	(7.6)%	$(30.6)	(6.6)%
Net income attributable to Acushnet Holdings Corp	$33.0	$27.1	$5.9	21.8%
Adjusted EBITDA	$71.8	$83.0	$(11.2)	(13.5)%

Consolidated net sales for the quarter decreased by 7.6%, or by 6.6% on a constant currency basis.  Several significant factors, primarily in the United States, had a negative impact on the business this quarter.  These factors include the ongoing effects of the reduced U.S. store count and retail consolidation, unfavorable weather conditions which negatively impacted rounds of play as well as golf club fitting and trial engagements, and promotional activity by competitors that impacted the golf ball category.  As a result, consolidated net sales in the United States decreased by 8.5% in the quarter.

Acushnet posted a year-on-year decline in net sales in regions outside the United States of 6.6%, down 4.5% on a constant currency basis, with Korea up 7.5%, offset by Japan down 13.4% and EMEA down 3.4%.

Segment specifics:

•

6.6% decrease in net sales (5.6% decrease on a constant currency basis) of Titleist golf balls as a result of a sales volume decline in both the ProV1 franchise and the performance models, the latter of which are in their second year of their two-year product life cycle.

•

21.1% decrease in net sales (20.3% decrease on a constant currency basis) of Titleist golf clubs due to lower sales volumes, primarily in the iron series, Scotty Cameron Select putters and Vokey Design wedges, all of which are in the second year of their two-year product life cycle.  This decrease was partially offset by an increase in average selling prices across all product categories, in particular the new 917 model drivers and fairways.

•

5.6% increase in net sales (6.3% increase on a constant currency basis) of Titleist golf gear.  This increase was primarily due to higher average selling prices across all categories of the gear business.

•	5.8% decrease in net sales (4.1% decrease on a constant currency basis) in FootJoy golf wear primarily due to a sales volume decline in the footwear and glove categories.

Net income attributable to Acushnet improved by $5.9 million to $33.0 million, primarily due to lower interest expense and lower other expense, partially offset by lower income from operations.

Adjusted EBITDA was $71.8 million, down 13.5% year over year.  Adjusted EBITDA margin was 16.8% for the second quarter versus 17.9% for the prior year period.

Summary of First Six Months 2017 Financial Results

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in millions)
Net sales	$861.6	$903.2	$(41.6)	(4.6)%	$(34.2)	(3.8)%
Net income attributable to Acushnet Holdings Corp	$71.1	$50.7	$20.4	40.2%
Adjusted EBITDA	$150.3	$162.3	$(12.0)	(7.4)%

Consolidated net sales for the first six months of 2017 decreased by 4.6%, or by 3.8% on a constant currency basis.  Consolidated net sales in the United States decreased by 5.8% in the six month period; this decrease was largely due to the factors that impacted net sales in the second quarter as described above.  Acushnet posted a year-on-year decline in net sales in regions outside the United States of 3.3%, down 1.5% on a constant currency basis, with Korea up 14.7%, offset by Japan down 12.0% and EMEA down 1.2%.

Segment specifics:

•

2.4% decrease in net sales (1.7% decrease on a constant currency basis) of Titleist golf balls.  This decrease was driven by a sales volume decline of the performance and Pinnacle golf ball models which are in their second year of the two-year product life cycle and was partially offset by a sales volume increase of the newly introduced Pro V1 and Pro V1x golf balls.

•

16.5% decrease in net sales (15.6% decrease on a constant currency basis) of Titleist golf clubs.  This decrease was primarily driven by lower sales volumes of Vokey Design wedges, the iron series and the hybrids, all of which are in the second year of their two-year product life cycle.  This decrease was partially offset by an increase in average selling prices across all product categories, in particular the new 917 model drivers and fairways.

•

6.4% increase in net sales (6.7% increase on a constant currency basis) of Titleist golf gear.  This increase was primarily due to higher average selling prices in all categories of the gear business and higher sales volume growth in travel gear.

•

3.5% decrease in net sales (2.0% decrease on a constant currency basis) in FootJoy golf wear primarily due to a sales volume decline in footwear, partially offset by a sales volume increase in apparel.

Net income attributable to Acushnet improved by $20.4 million to $71.1 million, primarily a result of lower interest expense and lower other expense.

Adjusted EBITDA was $150.3 million, down 7.4% year over year.  Adjusted EBITDA margin was 17.4% for the six months ended June 30, 2017 versus 18.0% for the prior year period.

Declares Quarterly Cash Dividend

Acushnet Holdings board of directors today declared a quarterly cash dividend in an amount of $0.12 per share of common stock. The dividend will be payable on September 15, 2017, to stockholders of record on September 1, 2017.  The number of shares currently outstanding is 74,451,977.

Updated 2017 Outlook

•	Consolidated net sales are expected to be in the range of $1,545 to $1,565 million in 2017.
•	Consolidated net sales on a constant currency basis are expected to be in the range of a decrease of 0.7% to an increase of 0.6% in 2017.
•	Adjusted EBITDA is expected to be in the range of $220 to $230 million in 2017.

Investor Conference Call

Acushnet will hold a conference call at 8:30 am (Eastern Time) on August 11, 2017 to discuss the financial results and host a question and answer session.  A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir.  A replay archive of the webcast will be available shortly after the call concludes.

About Acushnet Holdings Corp.

We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932.  Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands.  Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements

This release includes forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. These forward-looking statements are included throughout this release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this release.

The forward-looking statements contained in this release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Certain of these factors and other cautionary statements are included in this release or in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC  on March 30, 2017 as updated by our periodic reports subsequently filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:

AcushnetPR@icrinc.com

Investor Contact:

IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net sales	$427,988	$463,261	$861,603	$903,196
Cost of goods sold	205,079	225,301	412,279	439,367
Gross profit	222,909	237,960	449,324	463,829
Operating expenses:
Selling, general and administrative	151,808	158,121	299,806	313,439
Research and development	12,092	11,693	24,599	22,823
Intangible amortization	1,624	1,654	3,246	3,303
Restructuring charges	-	55	-	642
Income from operations	57,385	66,437	121,673	123,622
Interest expense, net	4,901	14,563	7,823	28,404
Other (income) expense, net	239	2,455	(510)	3,838
Income before income taxes	52,245	49,419	114,360	91,380
Income tax expense	18,207	21,941	40,692	38,710
Net income	34,038	27,478	73,668	52,670
Less: Net income attributable to noncontrolling interests	(1,022)	(423)	(2,538)	(1,953)
Net income attributable to Acushnet Holdings Corp.	$33,016	$27,055	$71,130	$50,717

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2017	2016

Assets
Current assets
Cash and restricted cash ($14,827 and $13,811 attributable to the variable interest entity ("VIE"))	$80,897	$79,140
Accounts receivable, net	264,866	177,506
Inventories ($12,170 and $14,633 attributable to the VIE)	294,936	323,289
Other assets	73,145	84,596
Total current assets	713,844	664,531
Property, plant and equipment, net ($10,245 and $10,709 attributable to the VIE)	232,663	239,748
Goodwill ($32,312 and $32,312 attributable to the VIE)	182,434	179,241
Intangible assets, net	485,616	489,988
Deferred income taxes	106,384	130,416
Other assets ($2,624 and $2,642 attributable to the VIE)	31,907	32,247
Total assets	$1,752,848	$1,736,171
Liabilities and Equity
Current liabilities
Short-term debt	$75,622	$42,495
Current portion of long-term debt	23,750	18,750
Accounts payable ($6,914 and $10,397 attributable to the VIE)	78,669	87,608
Accrued taxes	24,774	41,962
Accrued compensation and benefits ($360 and $780 attributable to the VIE)	58,896	224,230
Accrued expenses and other liabilities ($3,231 and $4,121 attributable to the VIE)	66,032	47,063
Total current liabilities	327,743	462,108
Long-term debt and capital lease obligations	431,498	348,348
Deferred income taxes	6,269	7,452
Accrued pension and other postretirement benefits ($1,723 and $1,946 attributable to the VIE)	139,892	135,339
Other noncurrent liabilities ($3,697 and $3,368 attributable to the VIE)	16,162	14,101
Total liabilities	921,564	967,348

Shareholders' Equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 74,451,977 and 74,093,598 shares issued and outstanding	74	74
Additional paid-in capital	887,574	880,576
Accumulated other comprehensive loss, net of tax	(88,338)	(90,834)
Retained deficit	(1,122)	(53,951)
Total equity attributable to Acushnet Holdings Corp.	798,188	735,865
Noncontrolling interests	33,096	32,958
Total shareholders' equity	831,284	768,823
Total liabilities and shareholders' equity	$1,752,848	$1,736,171

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
(in thousands)	2017	2016
Cash flows from operating activities
Net income	$73,668	$52,670
Adjustments to reconcile net income to cash provided by (used in) operating activities
Depreciation and amortization	20,453	20,552
Unrealized foreign exchange gain	(1,156)	(733)
Amortization of debt issuance costs	660	2,512
Amortization of discount on bonds payable	-	282
Change in fair value of common stock warrants	-	6,112
Share-based compensation	7,901	964
Loss on disposals of property, plant and equipment	454	66
Deferred income taxes	26,469	29,088
Changes in operating assets and liabilities	(218,314)	(56,026)
Cash flows provided by (used in) operating activities	(89,865)	55,487
Cash flows from investing activities
Additions to property, plant and equipment	(8,823)	(8,116)
Cash flows used in investing activities	(8,823)	(8,116)
Cash flows from financing activities
Increase in short-term borrowings, net	31,615	5,867
Proceeds from delayed draw term loan A facility	100,000	-
Repayment of term loan facilities	(11,875)	-
Repayment of senior term loan facility	-	(30,000)
Debt issuance costs	-	(663)
Dividends paid on common stock	(17,868)	-
Dividends paid to noncontrolling interests	(2,400)	(3,000)
Payment of employee restricted stock tax withholdings	(903)	-
Cash flows provided by (used in) financing activities	98,569	(27,796)
Effect of foreign exchange rate changes on cash	1,876	1,990
Net increase in cash	1,757	21,565
Cash and restricted cash, beginning of year	79,140	59,134
Cash and restricted cash, end of period	$80,897	$80,699

ACUSHNET HOLDINGS CORP.

Supplemental Net Sales Information (Unaudited)

Second Quarter Net Sales by Segment

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in thousands)
Titleist golf balls	$154,959	$165,876	$(10,917)	(6.6)%	$(9,238)	(5.6)%
Titleist golf clubs	93,337	118,337	(25,000)	(21.1)%	(24,031)	(20.3)%
Titleist golf gear	47,300	44,782	2,518	5.6%	2,840	6.3%
FootJoy golf wear	112,499	119,400	(6,901)	(5.8)%	(4,840)	(4.1)%

Second Quarter Net Sales by Region

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in thousands)
United States	$224,175	$244,930	$(20,755)	(8.5)%	$(20,755)	(8.5)%
EMEA	57,878	64,341	(6,463)	(10.0)%	(2,188)	(3.4)%
Japan	44,424	52,248	(7,824)	(15.0)%	(7,026)	(13.4)%
Korea	55,970	50,561	5,409	10.7%	3,788	7.5%
Rest of world	45,541	51,181	(5,640)	(11.0)%	(4,426)	(8.6)%
Total net sales	$427,988	$463,261	$(35,273)	(7.6)%	$(30,607)	(6.6)%

Six Months Net Sales by Segment

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in thousands)
Titleist golf balls	$289,151	$296,249	$(7,098)	(2.4)%	$(5,142)	(1.7)%
Titleist golf clubs	195,279	233,829	(38,550)	(16.5)%	(36,539)	(15.6)%
Titleist golf gear	89,690	84,334	5,356	6.4%	5,615	6.7%
FootJoy golf wear	254,740	264,030	(9,290)	(3.5)%	(5,358)	(2.0)%

Six Months Net Sales by Region

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
	2017	2016	$ change	% change	$ change	% change
(in thousands)
United States	$447,289	$474,946	$(27,657)	(5.8)%	$(27,657)	(5.8)%
EMEA	125,887	137,656	(11,769)	(8.5)%	(1,617)	(1.2)%
Japan	94,477	107,574	(13,097)	(12.2)%	(12,894)	(12.0)%
Korea	105,852	89,112	16,740	18.8%	13,093	14.7%
Rest of world	88,098	93,908	(5,810)	(6.2)%	(5,091)	(5.4)%
Total net sales	$861,603	$903,196	$(41,593)	(4.6)%	$(34,166)	(3.8)%

ACUSHNET HOLDINGS CORP.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with general accepted accounting principles in the United States (“GAAP”).  However, this release includes the non-GAAP financial measures of net sales in constant currency and Adjusted EBITDA. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.

Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for income tax expense, interest expense, depreciation and amortization, the expenses relating to the Acushnet Company Equity Appreciation Rights Plan, as amended (the “EAR Plan”), share-based compensation expense, a one-time executive bonus, restructuring charges, certain transaction fees, indemnification expense (income) from our former owner Beam Suntory, Inc. (formerly known as Fortune Brands, Inc.) (“Beam”), gains (losses) on the fair value of our common stock warrants, certain other non-cash (gains) losses, net and the net income relating to non-controlling interests in our FootJoy golf shoe joint venture. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement. Consolidated EBITDA is used in our credit agreement at the Acushnet Company level for purposes of certain material terms, including (i) determining the applicable margin used to determine the interest rate per annum of outstanding borrowings and commitment fees for revolving commitments, (ii) calculating certain financial ratios used in financial maintenance covenants that require compliance on a quarterly basis, (iii) determining our ability to incur additional term loans or increases to our new revolving credit facility and (iv) determining the availability of certain baskets and the ability to enter into certain transactions.

We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that (i) we do not consider indicative of our ongoing operating performance, (ii) that relate to our acquisition of Acushnet Company, our operating subsidiary, from Beam on July 29, 2011 (the “Acquisition”) or (iii) that relate to our historical capital structure that are no longer relevant after the closing of our initial public offering. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. Adjusted EBITDA is also used as a financial performance measure for purposes of determining the vesting of equity awards that were granted under our Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.

We believe Adjusted EBITDA provides useful information to investors regarding our consolidated operating performance. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

The following table presents reconciliations of net income attributable to Acushnet to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
(in thousands)
Net income attributable to Acushnet Holdings Corp.	$33,016	$27,055	$71,130	$50,717
Income tax expense	18,207	21,941	40,692	38,710
Interest expense, net	4,901	14,563	7,823	28,404
Depreciation and amortization	10,292	10,282	20,453	20,552
Shared-based compensation(a)	4,054	964	7,901	964
One-time executive bonus(b)	—	—	—	7,500
Restructuring charges(c)	—	55	—	642
Transaction fees(d)	52	5,264	146	8,965
Beam indemnification expense (income)(e)	290	9	197	(485)
Losses on the fair value of our common stock warrants(f)	—	4,233	—	6,112
Other non-cash gains, net	(12)	(293)	(596)	(295)
Nonrecurring income(g)	—	(1,467)	—	(1,467)
Net income attributable to noncontrolling interests(h)	1,022	423	2,538	1,953
Adjusted EBITDA	$71,822	$83,029	$150,284	$162,272
Adjusted EBITDA margin	16.8%	17.9%	17.4%	18.0%

(a)	Reflects compensation expense with respect to equity-based grants under the Acushnet Holdings Corp. 2015 Omnibus Incentive Plan.
(b)	In the first quarter of 2016, our President and Chief Executive Officer was awarded a cash bonus in the amount of $7.5 million as consideration for past performance.

(c)	Reflects restructuring charges incurred in connection with the reorganization of certain of our operations in 2016.
(d)

For the three and six months ended June 30, 2017, reflects legal fees incurred relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition.  For the three and six months ended June 30, 2016, reflects certain fees and expenses we incurred in connection with our initial public offering as well as legal fees incurred relating to a dispute arising from the indemnification obligations owed to us by Beam in connection with the Acquisition.

(e)	Reflects the non-cash charges related to the indemnification obligations owed to us by Beam that are included when calculating net income (loss) attributable to Acushnet Holdings Corp.
(f)	Fila Korea exercised all of our outstanding common stock warrants in July 2016 and we used the proceeds from such exercise to redeem all of our outstanding 7.5% bonds due 2021.
(g)	Reflects legal judgment in favor of us associated with the Beam value-added tax dispute in other (income) expense.
(h)	Reflects the net income attributable to the interest that we do not own in our FootJoy golf shoe joint venture.

A reconciliation of non-GAAP Adjusted EBITDA, as forecasted for 2017, to the closest corresponding GAAP measure, net income (loss), is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility of certain charges that may impact our GAAP results on a forward-looking basis, such as the measures and effects of share based compensation and adjustments related to the indemnification obligations owed to us by Beam.